Exhibit 99.1

WVT
COMMUNICATIONS                                          SHAREHOLDERS NEWSLETTER
                                                                  November 2004
Dear Shareholder:

Welcome to the first of a series of informational newsletters designed to keep you informed about developments within your Company. Strategies for growing our business and the state of the telecommunications industry in general will be discussed. Hopefully, this will further open the channels of communication between you and the WVT team.

A TIME OF TRANSITION / STRONG INDEPENDENT OUTLOOK
Since I became President and CEO in July, the entire WVT staff has reaffirmed its dedication to making sure that WVT remains one of strongest independent communications companies in the nation. Our strategic direction, as in the past, remains focused on expanding into related business areas that leverage our core competencies. We are executing efficiently. Strategically planned product and service introductions are on schedule.

The WVT Board of Directors, management and staff continue to maintain a strong, independent outlook in an extremely competitive communications industry. Our size, our technical capability (in terms of staff and plant in service) and our financial strength allow us to adjust to a rapidly changing technological environment. Simply put, WVT will continue to provide the quality products and services desired by our customers by using our agility to exploit the rapidly changing market conditions.

WVT INTRODUCES ANOTHER REVOLUTIONARY NEW SERVICE
WVT is proud to announce the introduction of WVT ETALK, which changes the way we deliver traditional voice services. It utilizes a new technology called Voice over Internet Protocol (VoIP). WVT ETALK marries the PC and the telephone to deliver advanced capabilities that increase the convenience and control consumers have over their communications services. WVT ETALK will provide local, long distance and international calling service for residential, business and wholesale market segments using high-speed bandwidth services like DSL or Cable Modem. It also makes many other new services possible (see below). Our goal in introducing this service is to reduce traditional telephone charges and to provide efficient and flexible service options not previously available. Your Company will be the first independent telephone company to offer this type of service in New York and New Jersey and one of the first in the nation. The roll out will start in early FY2005.

In addition to WVT ETALK'S most popular feature (unlimited local, long distance domestic calling and international calling at rates far below traditional telephone service), WVT ETALK will offer a wide array of advanced, web-based call management features never before offered in the home or business such as:

     -    Voice Mail - listen to messages on your PC
     -    Click 2 Call
     -    Soft Phone
     -    Real Time Billing
     -    Online Account Management
     -    Web Conferencing
     -    Follow Me
     -    Do Not Disturb
     -    Personal Conferencing
     -    Video Calling
     -    Call Log

Our conviction that this product will be a financial success for WVT is predicated on:

     - Our early entry into this service, which should allow us to capture market share.
     -    The demonstrated customer demand for this service.
     - The expanded market in which we can offer the service. WVT ETALK is not restricted to our traditional service territories.
     - Tight expense controls and efficient use of our own network and its capabilities.

ONGOING SEARCH FOR NEW CHIEF FINANCIAL OFFICER
In early October our Chief Financial Officer (CFO) Philip A. Grybas left WVT to accept a significant position with SureWest, a larger Independent Local Exchange Carrier (ILEC) in California. He remains available to work with us so financial operations will have a seamless transition. Our search for a new CFO resulted in a large response and several qualified candidates are being interviewed. We hope to conclude the selection process shortly. We wish Phil the best of luck in his new role.

UPDATE ON THE ORANGE POUGHKEEPSIE PARTNERSHIP (O/P)
The WVT Board continues to value O/P as a part of our core telecommunications business. We will continue to utilize the returns from O/P to strengthen the Company's ability to evolve during this transitional phase of the industry's history. We believe this is in line with what the New York State Public Service Commission had in mind when it first gave us the authority to buy an interest in O/P.

KEY PRODUCT PERFORMANCE
- - Access Lines - Traditional telephone company customers throughout the nation are migrating from traditional wireline services to wireless (cellular type) services and WVT ETALK type services. WVT has been seeing this decline in our access lines and associated revenues. We expect this to continue throughout 2005, but we also expect that the decrease in access line related revenues will ultimately be offset by increased revenues related to WVT ETALK and the completion of our full service Digital TV offering.

- - Digital TV - In those areas where WVT is video-capable, we are experiencing a 26.7% penetration of households passed. We are successful in offering a full Triple Play bundle of voice, video and high-speed data that has significant benefit to the customer in terms of price and billing. The Triple Play also significantly reduces customer churn.

- - Dial-Up / DSL Service - As we have often reported, there is a nationwide migration from dial-up Internet service to higher speed DSL type service. WVT has done well in transitioning our in territory dial-up subscribers to our high-speed DSL offering. With a penetration rate of over 31% (among the highest in the nation), DSL revenues offset a portion of the lost dial-up revenues. These DSL results are being driven partly by the fact that over 75% of subscribers that take our video service also take our data service. These are our Triple Play customers. WVT cannot offer DSL outside its local territory and does not have a competitive response to departure of its customers outside that territory.

A REGULATORY ENVIRONMENT IN TRANSITION
Technology is driving significant change in the way we do business. The federal and state regulators are having a hard time keeping up with the speed with which change is occurring. WVT is carefully monitoring developments on the regulatory scene but we do not necessarily agree with the general telecommunications industry drive to keep the status quo. Change must and will occur. In our opinion, it is clear that the products and services that we offer must be market driven. We ask not for subsidies but for the ability to compete soundly on a level playing field.

IMPACT OF SARBANES-OXLEY ON WVT
In reaction to well publicized business scandals, legislation called the Sarbanes-Oxley Act of 2002 dramatically raised for all public companies the required level of internal controls for financial reporting. WVT is subject to the same regulations and deadlines as large companies like IBM and Verizon. Meeting all the requirements in the allotted time frame is very difficult for smaller companies like WVT. We believe we have made great strides toward complying with the new standards and will continue working hard to reach and maintain the required level of effectiveness.

LONG-TERM INITIATIVES
WVT continues to pursue the strategy of controlling the "last mile" to its customers within its traditional territory. We plan to aggressively market broadband technology throughout all the territories we serve in order to attain this goal. We will continue to utilize our best resources to exploit significant new opportunities for new and expanded business, including wireless broadband, VoIP and expanded video offerings, both retail and wholesale, continue our edge-out strategy and look at new opportunities outside our franchise areas.

This is an exciting time for WVT. We have tremendous opportunities before us and a dedicated, talented work force ready to tackle them. The Board of Directors and the entire staff at WVT wish you a happy and prosperous holiday season.

Very truly yours,
/s/Herbert Gareiss, Jr.
Herbert Gareiss, Jr.
President and Chief Executive Officer